Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
   PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Minhas Energy Consultants Inc, of our report dated February 13, 2007 on our audit of the financial statements of Minhas Energy Consultants Inc as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception May 11, 2006 through December 31, 2006 and for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
-------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
February 22, 2007




               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501